Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333‑197809),  S‑8 (No. 333‑190471) and S-8 (No. 333-211569) of Jones Energy, Inc. of our report dated March 10,  2017 relating to the financial statements which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 10, 2017